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                                                                    Exhibit 99.1

Contact:
Media relations
Ed Bryson
Public Relations Manager
(972) 543-5117
ebryson@metasolv.com

Investor relations
Glenn Etherington
Chief Financial Officer
(972) 403-8501
getherington@metasolv.com



                  MetaSolv, Inc. Announces Agreement to Acquire
                            Assets of Nortel Networks
               Service Commerce Operation Support System Business


         Comprehensive software portfolio, including service activation, extends MetaSolv's global leadership position in fulfillment solutions for IP, data, wireless, and traditional networks and services

PLANO, TEXAS, January 22, 2002 - MetaSolv, Inc. (Nasdaq: MSLV), a global leader in management solutions for next-generation and traditional communications networks and services, announced today an agreement to acquire certain assets of Nortel Networks service commerce operation support system (OSS) business for $35 million USD and the assumption of certain liabilities on closing. The acquisition significantly expands MetaSolv's ability to enable service providers to efficiently manage and deliver differentiated services for IP, data, and wireless, and solidifies the company's global OSS industry leadership position.

With the acquisition, MetaSolv adds a carrier grade service activation solution to the MetaSolv Solution(TM) product suite. The extended product portfolio enables service providers to simplify the costly and complex process of delivering value-added communications services over new packet-based technologies such as IP VPN, Gigabit Ethernet, ATM/Frame Relay, MPLS, and 2.5G/3G wireless, as well as traditional circuit-switched networks.

The acquisition includes software assets of Architel Systems, which was acquired by Nortel Networks in 2000, and certain additional assets of Nortel Networks service management and business management OSS groups. With this acquisition, MetaSolv's combined product suite addresses service providers' key priority in today's economic environment: maximizing investments in existing network technologies, while realizing increased revenues and reduced operational costs from higher margin IP-based and wireless services.

"Acquiring these Nortel Networks OSS assets gives us the additional products, expanded global customer base, and the market reach to immediately position MetaSolv as the world's definitive OSS industry leader for planning and delivering IP, data, and wireless services," said Jim Janicki, MetaSolv, Inc. CEO. "With the expanded product suite, MetaSolv can offer service providers scalable, end-to-end fulfillment solutions that help them profitably deliver traditional and next-generation services."

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MetaSolv to Acquire OSS Assets of Nortel Networks
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The acquisition positions MetaSolv to enhance its leadership position in the market for service fulfillment software solutions, which The Yankee Group estimates will reach $7 billion by 2004. In addition, MetaSolv and key strategic systems integration partners are well positioned for the professional services market, which is estimated to reach $4 billion by 2004.

Highlights of the acquisition include:

 .    MetaSolv immediately expands the breadth and depth of its suite of products to include a proven hardware and technology neutral service activation solution, a modular inventory management solution, and industry-leading billing mediation, and SLA management solutions, which create an immediate value-add to the product portfolio.

 .    MetaSolv adds a significant number of major global communications industry leaders to its diverse, global customer base - accelerating the timetable for achieving the company's strategic globalization goals.

 .    MetaSolv combines best of breed product suites to assume a leadership position in Fulfillment, one of the three core operational areas for service providers. The expanded product suite complements the other two key operational areas, Assurance and Billing, and enables service providers to differentiate their product offerings for IP, data, mobile wireless, and basic transport services.

 .    Under a reseller agreement, MetaSolv will maintain relationships with
     Nortel Networks enabling continuity for existing service commerce customers and providing future market opportunities through Nortel Networks for MetaSolv's OSS product suite.

"With the acquisition, MetaSolv has expanded its fulfillment product portfolio, and is positioned to offer the most comprehensive and industry-tested fulfillment solution available," said Elisabeth Rainge, director of network and service management, IDC. "This transaction also is an important milestone for the communications software industry. We believe service providers will benefit as software leaders focus their expertise on service management solutions, as hardware providers re-focus on core competencies."

Fulfillment Solution Leadership

Nortel Networks service commerce business is based in Ottawa, Toronto, and London, with several additional global field offices. A key benefit to MetaSolv will be leveraging the business' reputation for excellence in carrier grade solutions and its strategic relationships with leading systems integrators.

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MetaSolv to Acquire OSS Assets of Nortel Networks
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"Focusing on the needs of our expanded global customer base will be our highest priority as we implement a focused plan to integrate the carrier grade products, talented and experienced people, and dynamic cultures of the combined organizations," said T. Curtis Holmes, MetaSolv president and COO. "Working with our customers, and leveraging relationships with key strategic partners, we will accelerate progress toward our goal of delivering a full suite of communications management solutions for global carriers."

Financial transaction details

Under the terms of the acquisition, MetaSolv will acquire certain assets of the service commerce OSS business of Nortel Networks for approximately $35 million in cash and the assumption of certain liabilities on closing. The transaction will be accounted for using the purchase accounting method and is expected to close by early next month.

MetaSolv expects to record a charge in its quarter ending in March, 2002 to account for costs related to the acquisition, principally the write-off of purchased in-process research and development. MetaSolv expects that this acquisition will be accretive to cash earnings per share in the second half of fiscal 2002 and beyond.

Deutsche Banc Alex. Brown advised MetaSolv, Inc. in this transaction. Credit Suisse First Boston advised Nortel Networks.

Media advisory:
MetaSolv will hold a media conference at 12:30 p.m. Eastern, on Tuesday, January
22. To participate in the media conference call, dial (800) 553-5275. International media may dial (612) 332-1020.

A conference call with financial analysts also is available as a listen only opportunity for media at 9:00 a.m. Eastern, on Tuesday January 22. To listen to the financial analysts conference call go to www.metasolv.com and click Investor Relations, or visit the following web site: www.videonewswire.com/event.asp?id=2917. Please visit the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at (719) 457-0820 (replay passcode: 418036).

About MetaSolv
MetaSolv, Inc. (Nasdaq:MSLV), through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading global provider of solutions that help communications providers and businesses manage their traditional and next-generation networks and services. The MetaSolv Solution(TM) integrates and automates key communications management processes from network planning and engineering to operations and customer care. With the MetaSolv Solution, communications providers and businesses can reduce costs through more efficient management of network resources, and more quickly deploy communications resources as business needs change. MetaSolv is headquartered in Plano, Texas and has regional offices in Atlanta, Chicago, Denver, McLean, VA, London, Sophia-Antipolis, France, Rio de Janeiro, and Montreal.

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MetaSolv to Acquire OSS Assets of Nortel Networks
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MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at (800)
747-0791.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv's current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for 2000, as well as by other factors, including: the variance of quarterly operating results; its ability to successfully manage and integrate Nortel Networks service commerce business; its reliance on sales of MetaSolv Solution software; its need to expand sales and distribution capabilities; its need to expand its software with new functionality and to new customer markets; its ability to attract and retain qualified employees; its continued use of strategic relationships to implement and sell its products; its ability to manage growth; its international operations; its ability to meet customer expectations; the quality of its software delivered; competition; growth of the internet and internet-based services; consolidation within the telecommunications industry; and limitations on the ability of customers to obtain adequate financing.

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